Carmell Corp Announces Addition of Dr. Gregory A. Buford to Scientific Advisory Board

PITTSBURGH, USA, January 10, 2024 /EINPresswire.com/ -- Carmell Corporation (Nasdaq: CTCX), a bio-aesthetics company focused on skin and hair health (“Carmell” or the “Company”), today announced the addition of Dr. Gregory A. Buford to their Scientific Advisory Board.

Dr. Buford is a Board-Certified Plastic Surgeon and nationally recognized MASTER Facial Injectables Trainer. In addition, he is the founder of the Core Aesthetics Training Institute, a nationally recognized organization responsible for training medical professionals in the safe and effective use of facial injectables. For his accomplishments, he has been nationally recognized by his peers as a Castle Connolly Top Doctor from 2017-2024 and most recently as a 5280 Magazine Top Doc for both 2023 and 2024. Dr. Buford is widely recognized for his Plastic Surgery expertise and has been featured in Vogue, E Online, ABC News, FOX News, Medline, and other international media platforms. Dr. Buford has published several books such as “Beauty and the Business”, “Eat, Drink, Heal: The Art and Science of Surgical Nutrition” and “The Boob Job Bible” that have been acclaimed by medical professionals and patients from around the world.

Dr. Buford received his medical degree from Georgetown University School and Medicine and completed residencies in both General Surgery as well as Plastic & Reconstructive Surgery at the Cleveland Clinic Foundation. He obtained additional training in Cosmetic Surgery through the prestigious Baker-Stuzin-Baker Fellowship as well as an Anti-Aging/Restorative Medicine Fellowship through A4M. He is also a graduate of the 2018 Physician CEO program at the Kellogg School of Management. In 2018, Dr. Buford delivered the Commencement address at the University of California, San Diego (Revelle College). And in 2022, delivered the keynote address at the UCSD Revelle College Honors Graduation and was recognized as an Honorary Fellow of UCSD Revelle College.

Said Mr. Rajiv Shukla, Chairman & CEO of Carmell, “We are thrilled to have Dr. Buford join our SAB. He has contributed to the development of the Aesthetics industry as a Master trainer and as a thought leader sought after by leading players. His input will be invaluable in helping Carmell develop the best skin and hair care products that meet the exacting standards of professional care providers”.

Said Dr. Buford, “I am honored to be selected for this prestigious Advisory Board and excited to be working with such a fine group of colleagues and for such a cutting-edge organization as Carmell Corp. Participating in the growth and development of new products and procedures has always been an interest of mine and has allowed me to not only bring forth cutting edge technology to the aesthetic marketplace but also to engage with leading organizations that are literally changing the face of this sector.”

About Carmell

Carmell is a bio-aesthetics company that utilizes the human platelet secretome to topically deliver more than a thousand proteins and growth factors to support skin and hair health. Carmell’s quality ethos is based on rational cosmetics design coupled with a focus on clean formulas that omit 14 commonly used chemicals that are proven to be adverse to human health. The Company is focused on developing topical cosmetics tailored to meet the demanding technical requirements of professional care providers.

For more information, visit www.carmellcosmetics.com

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. However, not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements about the attributes and benefits of Carmell’s products including R&D products under development. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the ability to recognize anticipated benefits from their commercial products, R&D pipeline, distribution agreements, changes in applicable laws or regulations, the possibility that Carmell may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those to be included under the header “Risk Factors” in the 10-Q statement on filed by Carmell with the SEC on November 15, 2023, as amended. Most of these factors are outside of Carmell’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Bryan Cassaday

Carmell Corporation

bc@carmellcorp.com